Exhibit 10.3

AMENDED AND RESTATED INDUSTRIAL LEASE

BETWEEN

NORTH KEYSER PARTNERS, LLC

AND

VYCOM CORP.

DATED:  May 12, 2005

AMENDED AND RESTATED INDUSTRIAL LEASE

This Amended and Restated Industrial Lease (this “Lease”) is made as of May 10, 2005 and entered into between North Keyser Partners, LLC (“Lessor”), a Delaware limited liability company, and Vycom Corp. (“Lessee”), a Delaware corporation.

WHEREAS, Lessor and Lessee entered into that certain Industrial Lease, dated December 27, 2004 (the “Original Lease”), for that certain Premises (as defined below) located at 888 North Keyser Avenue, Scranton, Lackawanna County, Pennsylvania;

WHEREAS, Compression Polymers Holdings LLC (“CPH”), an affiliate of Lessor, and Compression Polymers Holding II LP (“Purchaser”) have entered into that certain Stock Purchase Agreement, dated as of March 12, 2005 (the “Stock Purchase Agreement”) by and among CPH, Purchaser, Lessee and Compression Polymers Corp., a Delaware corporation;

WHEREAS, it is a condition to the consummation of the transactions contemplated by the Stock Purchase Agreement that Lessor has agreed to amend, modify, and restate the Original Lease in its entirety;

WHEREAS, the members of Lessor are also members, directly or indirectly, of CPH, and thus, will derive a direct benefit from the consummation of the transactions contemplated by the Stock Purchase Agreement; and

WHEREAS, Lessor and Lessee desire to amend, modify, and restate the Original Lease in its entirety.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Lease, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto mutually covenant and agree that the entire Original Lease shall be amended, modified and restated as follows:

ARTICLE 1

PREMISES; TERM AND ORIGINAL LEASE

Section 1.1.       Premises. Lessor leases to Lessee, and Lessee leases from Lessor, the real property and improvements situated at 888 North Keyser Avenue, Scranton, Lackawanna County, Pennsylvania, consisting of a 246,400 square foot building (the “Building”) located on approximately 27.28 acres of land (the “Land”), and more particularly described in Exhibit A attached to the Lease. The Building and the Land are collectively referred to herein as the “Premises”.

Section 1.2.       Term of Lease. The initial term (“Initial Term”) of this Lease shall commence on May 10, 2005 and shall continue until May 10, 2009, unless sooner terminated as provided in this Lease.

Section 1.3.       Option to Extend Term. Lessee has the right to extend this Lease beyond the expiration date of the Initial Term provided in Section 1.2 on the following terms and conditions:

(a)  Upon expiration of the Initial Term, Lessee may extend the term of this Lease for five (5) more additional four (4) year terms (each an “Extended Term”), with each Extended Term to begin on the day following the expiration date of the previous Term (as defined below). The meaning of “Term” as used herein shall mean the Initial Term and any Extended Term, if applicable. However, if at the date of expiration of the Initial Term or any Extended Term, Lessee is in default beyond any grace period provided in this Lease in the performance of any of the terms or provisions of this Lease, Lessee’s exercise of the option to extend the term of this Lease shall be null and void. All of the terms, covenants, and provisions of this Lease shall apply to the Extended Term except that the Fixed Rent (as defined below) for such Extended Term shall be adjusted as set forth in Section 2.1 hereof.

(b)  Lessee may exercise the option to extend this Lease for any Extended Term by giving to Lessor notice of its intention to do so not later than one hundred and eighty (180) days prior to the expiration of the Initial Term or the applicable Extended Term. To constitute effective notice of an intention to exercise any option to extend this Lease, the notice must be sent by certified or registered mail or nationally recognized overnight courier to Lessor at the address and in accordance with the procedures provided in Section 16.1 of this Lease and must be postmarked no later than the date provided in this Section 1.3(b)  for Lessee’s exercise of the option.

(c)  “Lease Year”, as used herein, shall mean the twelve (12) month period beginning April 1 and ending March 31 of the subsequent year, provided that for purposes of Section 2.1, the first Lease Year shall end on March 31, 2006 and any subsequent Lease Year shall end on the corresponding date in any of the following years.

Section 1.4.       Holdover. If Lessee holds over and wrongfully continues in possession of the Premises after expiration of the Term of this Lease without the permission of Lessor, other than as provided in Section 1.3, Lessee will be deemed to be occupying the Premises at sufferance on a month-to-month tenancy, without limitation on any of Lessor’s rights or remedies thereunder subject to all of the terms and conditions of this Lease except that the Fixed Rent and Additional Rent (each as defined below) shall be increased to twice the Fixed Rent and Additional Rent payable for the last month of the Term of this Lease prior to the holdover.

Section 1.5.       Original Lease. Lessor hereby waives any noncompliance or any breach by Lessee of any of its obligations, agreements or covenants under the Original Lease.

ARTICLE 2

RENT

Section 2.1.       Fixed Rent.  Lessee agrees to pay to Lessor the sum of $492,800.00 per annum in monthly installments of $41,066.66 on the first day of each month as a fixed rent for the succeeding month (“Fixed Rent”); provided that Fixed Rent in the first Lease Year shall be prorated on a per diem basis to the extent such Lease Year is not a full calendar year. Rent for any fractional month at the beginning or end of the Term shall be prorated on a per diem basis. The Fixed Rent will increase by one percent (1%) beginning with the second Lease Year and each Lease Year thereafter during the Initial Term and any Extended Term, if applicable. For example, the Fixed Rent for the second Lease Year shall be $497,728.00 per annum payable in monthly installments of $41,477.33; for the third Lease Year $502,705.28 per annum, payable in monthly installments of $41,892.10 and so forth during the remainder of the Initial Term and any Extended Term, if applicable. Lessee agrees to pay the Fixed Rent to Lessor at Lessor’s office, located at 801 Corey Street, Moosic, Pennsylvania 18507, or at such other location or locations as Lessor shall from time to time designate by written notice to Lessee.

Section 2.2.       Taxes and Assessments as Additional Rent.

(a)  In addition to the Fixed Rent specified in Section 2.1, Lessee shall pay as additional rent (“Additional Rent”) hereunder: (i) the full amount of all real property and personal property taxes, water and sewer charges, special assessments of any kind or nature whatsoever and all other public charges levied upon or assessed against the Premises or any portion thereof, or on the Building or improvements now or hereafter located thereon, or arising by reason of occupancy, use or possession thereof and any taxes on rent now or hereafter in force and any other similar charges now or hereafter in effect, whether or not such charges or any of them are or may become a lien on the Premises (collectively, the “Taxes”); (ii) all premiums on the insurance policies referred to in Article 8; and (iii) all sums which may become due by reason of the failure of Lessee to comply with any of the terms, covenants and conditions of this Lease to be kept and observed by Lessee. The Additional Rent shall be payable directly to the entity imposing the tax, assessment, or charge at least fifteen (15) days prior to the date on which the payment is due. Upon request by Lessor, Lessee shall provide Lessor with a receipt or other evidence of payment for each such tax, assessment, or charge paid as soon as a receipt or other evidence is available to Lessee.

(b)  Lessee may, at its own expenses, contest any tax or assessment for which Lessee is responsible under Section 2.2(a). Except as provided in Section 2.2(c), Lessee need not pay the tax, assessment, or charge during the pendency of the contest. Except as provided in Section 2.2(c), Lessee may prevent Lessor from paying any tax, assessment or charge that Lessee is contesting under this Section 2.2(b) pending resolution of the contest, by depositing with Lessor the full amount of the tax or assessment, plus the amount of any penalty that might be imposed for failure to make timely payment. On final resolution of the tax assessment contest, Lessee may use the money deposited with Lessor to pay any tax or assessment, plus any penalty or interest, due under the final resolution, and keep the balance of the deposit, if any. If the deposit is insufficient to pay these amounts, Lessee must immediately pay the balance due to the entity imposing the tax, assessment or charge.

(c)  The provisions of Section 2.2(b) notwithstanding, Lessor may pay, or require Lessee to pay, any tax, assessment, or charge for which Lessee is responsible under Section 2.2(a), pending resolution of Lessee’s contest of the tax, assessment, or charge, if payment is demanded by a holder of a Mortgage (as defined below) on the Premises or if failure to pay will subject all or part of the Premises to forfeiture or loss.

Section 2.3.       Lessee’s Costs. Notwithstanding anything in this Lease to the contrary, to the extent Lessee suffers a Loss (as defined below) for which Lessor has agreed to indemnify any Indemnified Party (as defined below) pursuant to this Lease, Lessee may set-off any such Loss against the Fixed Rent or Additional Rent that is otherwise owed by Lessee to Lessor.

ARTICLE 3

USE OF PREMISES

Section 3.1.       Permitted Use. Lessee may use the Premises to operate and conduct a plastic manufacturing business and for any other purposes permitted under the applicable Zoning Ordinance of the City of Scranton, Pennsylvania, but in any event only in compliance with such ordinance and any applicable laws, rules, regulations, statutes and applicable ordinances now or hereafter in effect. Lessee may not use the Premises for any other purpose without the prior written consent of Lessor which consent may be withheld for any reason or no reason, in the sole discretion of Lessor.

Section 3.2.       Waste, Nuisance, or Illegal Uses. Lessee shall not use or permit the use of the Premises in any manner that results in waste of the Premises or constitutes a nuisance or violates any statute, ordinance, rule or regulation applicable to the Premises or for any illegal purpose. Except with respect to costs in connection with Lessor’s obligations provided in Article 9, Lessee, at its sole cost, shall use commercially reasonable efforts to comply and cause its officers, employees, agents and invitees to comply with all applicable laws, ordinances, rules or regulations or any other requirements of any governmental entity or any duly constituted public authority having jurisdiction over the Premises or the use of the Premises, including, without limitation, the provisions of the Americans with Disabilities Act and Environmental Laws (as defined below).

ARTICLE 4

REPAIRS AND ALTERATIONS

Section 4.1.       Prior Inspection by Lessee. Lessee acknowledges and agrees that Lessee is fully familiar with and has fully inspected the Premises, and has fully apprised itself (or waived its right to do so) about the physical condition thereof, the topography and possible presence of swamp, ponds, wetlands, flood plains or steep slopes on the Premises, or ground water or subsurface conditions under or near the Premises, the availability or unavailability of access to the Premises, the availability or unavailability of public water and sewer or other utility services to the Premises, the zoning, subdivision and other requirements applicable to the Premises, any environmental matters affecting the Premise including, but not limited to, the presence or absence of any asbestos containing materials, gasoline storage tanks, toxic waste or hazardous substances in, on, under, or in any manner affecting the Premises, the discharge of any hazardous substances under, onto or from the Premises, and that, subject to Article 9, the

Premises is being leased in its “as is” “where is” condition without any representation by or on behalf of Lessor concerning the Premises, any surrounding properties or any quality thereof.

Section 4.2.       Repairs. Except as otherwise set forth in this Lease, Lessee shall, throughout the Term of this Lease, at its own expense and risk, maintain the Premises in good order and condition, including but not limited to, making all repairs and replacements, renewals and additions, interior and exterior, structural and non-structural, ordinary and extraordinary, foreseen and unforeseen, necessary to keep and maintain the Premises and all systems, equipment and apparatus appurtenant thereto or used in connection therewith and improvements in working order and condition. All maintenance, repairs and replacements required by this Section 4.2 will be performed reasonably promptly and in good and workmanlike manner. Lessee shall return the Premises to Lessor in at least as good order and condition at the expiration of the Term hereof as existed on the date hereof, ordinary wear and tear excepted.

Section 4.3.       Failure of Lessee to Repair. In the event Lessee fails to perform its obligation to repair, replace, or maintain as set forth in Section 4.2, within a reasonable time after notice from Lessor of the need for such repair, replacement, or maintenance, Lessor may enter the Premises and make such repairs or replacements, or perform such maintenance or cause such repairs or replacements to be made or maintenance to be performed, at its own expense. Upon Lessor’s notice to Lessee of the performance and cost of any maintenance, repairs, or replacements, Lessee shall promptly reimburse Lessor for any reasonable costs actually incurred by Lessor in connection with such maintenance, repairs or replacements.

Section 4.4.       Environmental Costs; Other Costs. Notwithstanding the foregoing, Lessor shall be responsible for all costs and expenses in connection with the performance of Lessor’s obligations provided in Article 9.

Section 4.5.       Alterations.

(a)  Except as otherwise provided in this Lease, Lessee shall not demolish the Building or make any alterations, additions or improvements (collectively, “Alterations”) to the Building or the Premises without the prior written consent of Lessor (other than non-structural and/or emergency Alterations) which consent shall not be unreasonably withheld, conditioned or delayed and if Lessor does not respond to a request for consent within thirty (30) days after receipt of such request, Lessor shall be deemed to have consented to the Alterations. Consent for non-structural Alterations shall not be required provided, (i) such non-structural Alterations shall not materially and adversely affect the structural soundness of the Premises or materially reduce the value of the Building or other improvements on the Premises, and (ii) the aggregate cost of all such additions, alterations or improvements does not exceed the sum of $100,000. Lessor hereby consents to the Contemplated Construction and Renovation Activities (as defined below) currently contemplated or initiated within one year of the date of this Lease.

(b)  Lessor hereby acknowledges and agrees that Lessee shall have no obligation to remove any of the equipment or machinery located in, on or under the Premises at the expiration or earlier termination of the Lease. Lessee shall have no obligation to restore the Premises, and any Alterations made by Lessee that are existing in the Premises on the last day of the Term shall become the property of Lessor at the termination of the Lease.

(c)  Lessee shall, before making any Alterations, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Lessor. Lessee agrees to carry, and to cause Lessee’s contractors and sub-contractors to carry such workmen’s compensation insurance and general liability insurance with limits of at least $5,000,000 single limit for injury to any one person or injuries in any one occurrence and property damage of $1,000,000. In addition, Lessor, at its option, may in any case in which its consent is required pursuant to Section 4.5(a), require Lessee to furnish Lessor with copies of the applicable plans and specifications and any relevant contract between Lessee and any contractor. Lessor may also require, at its option and as a condition precedent to giving any approval to an Alteration with a cost exceeding $1,000,000, (i) a performance bond and a labor and material payment bond, both in form and substance satisfactory to Lessor, given by an independent financially responsible corporate surety, to assure completion of the work in accordance with the plans and specifications, free of liens, and (ii) evidence that each contractor has adequate workmen’s compensation insurance and general liability insurance as described above, together with a certificate from the insurer to the effect that such insurance may not be canceled or substantially modified without at least thirty (30) days prior written notice to Lessor.

ARTICLE 5

UTILITIES AND REFUSE REMOVAL

Section 5.1.       Utility Charges. Lessee shall pay all utility charges for water, electricity, heat, gas, steam, telephone or other services or utility used in and about the Premises during the Term. Lessee shall pay all such charges directly to the utility company, municipality or third party furnishing the service, before the charges shall become delinquent. Under no circumstances shall Lessor be required to furnish any utilities or any other services of any kind to the Premises or any part thereof.

Section 5.2.   Refuse Removal. Lessee shall be responsible for and shall pay for the removal of all refuse and rubbish from the Premises during the Term of the Lease.

ARTICLE 6

TRADE FIXTURES AND SIGNS

Section 6.1.       Trade Fixtures. Lessee has the right at all times to erect or install shelves, bins, machinery, equipment, or other trade fixtures in, on, or about the Premises, provided that Lessee complies with applicable governmental laws, ordinances and regulations regarding such fixtures including, without limitation, the American with Disabilities Act. Lessee has the right to remove all trade fixtures at the termination of this Lease, provided Lessee is not in default under the Lease and that the fixtures can be removed without structural damage to the building. Lessee must repair and restore any damage or injury to the Building, structures and improvements now or hereafter erected on the Premises caused by installation or removal of trade fixtures, and all such repairs must be completed prior to the termination of the Lease. Any trade fixtures that have not been removed by Lessee at the termination of the Lease shall be deemed abandoned by the Lessee and shall automatically become the property of Lessor.

Section 6.2.       Signs. Lessee shall have the right to erect signs on any portion of the Premises, including but not limited to, the exterior walls of the Building or any other structure on the Premises but only subject to, and in accordance with, all applicable laws, ordinances, rules and regulations. Lessee, at its sole cost, shall remove all signs at the termination of this Lease and repair any damage or injury resulting from the erection or removal of the signs.

ARTICLE 7

MECHANICS’ LIEN

Section 7.1.       Mechanics’ Lien. Lessee shall not suffer or permit any mechanics’, laborers’ or materialmen’s liens to be recorded or filed against the Premises or any part thereof or against the interests therein of Lessee or Lessor as a result of any work performed by or on behalf of Lessee. If any such lien shall at any time be recorded or filed against the Premises or any such interest therein, Lessee shall cause the same to be discharged of record within sixty (60) days after Lessee receives notice of the recording or filing of the same, by either payment, deposit or bond. Notwithstanding the foregoing, Lessee shall have the right, after notice to Lessor, to contest by appropriate legal proceedings, diligently conducted in good faith, the amount or validity of any such mechanics’ or other lien filed against the Premises.

ARTICLE 8

INSURANCE

Section 8.1.    Property Insurance. Lessee shall at its own expense, during the Term, keep the Buildings and all improvements on the Premises insured against loss or damage by fire or theft, and such other hazards, casualties and contingencies as are usually covered by the broadest form of extended coverage policy available in the area, boiler insurance (if appropriate), loss by windstorm, hail, explosion, flood or riot, and such other insurance as may be reasonably specified by Lessor from time to time. The fire and extended coverage insurance shall be in the amount of the full insurable value of the Premises, without deduction for depreciation, and the boiler insurance and other insurance, if any, shall be in such amounts as Lessor may reasonably require. The insurance is to be carried by one or more insurance companies licensed to do business in Pennsylvania. Such policy or policies of insurance shall name both Lessor and Lessee and, where appropriate, the holder of any Mortgage on the Premises, as named insureds as their interests may appear and/or Mortgage payee. The policies shall provide that any proceeds for loss or damage to Building or to improvements shall be payable solely to Lessor, which sum Lessor shall use for repair and restoration purposes as provided for herein.

Section 8.2.    Liability Insurance. Lessee, at its own expense, shall provide and maintain in force during the term of this Lease, comprehensive general liability insurance protecting Lessor and Lessee against or damage to any person or property occurring in, on or about the Premises or any sidewalks, driveways or other areas appurtenant to the Premises.

Such insurance shall be in the amount of at least $5,000,000.00, single limit for injury to any one person, or injuries in any once occurrence and $1,000,000.00 for property damage. Such policies shall name Lessor and Lessee as insureds. This insurance is to be carried by one or more insurance companies authorized to do business in Pennsylvania.

Section 8.3.    Remedy for Failure to Provide Insurance. Lessee shall furnish Lessor with certificates of all insurance required by this Article 8. If Lessee does not provide such certificates or if Lessee allows any insurance required under this Article 8 to lapse, Lessor may, at its option, take out and pay the premiums on the necessary insurance to comply with Lessee’s obligations under the provisions of this Article 8. Lessor is entitled to reimbursement from Lessee for all amounts spent by it to procure and maintain such insurance.

Section 8.4.    Hold-Harmless. Except with respect to costs in connection with Lessor’s obligations provided in Article 9 or as otherwise provided in this Lease, Lessor shall not be responsible for and is hereby relieved from all liability for any damage, expense, cause of action, suits, demands, judgments, and claims of any nature whatsoever, arising from or by reason of any injury to any person or persons or any damage to any property which may arise from the negligence of Lessee or its agents, servants or employees, or from present or future structural defects or other conditions in, on or about the Premises or any part thereof or any sidewalks, streets, driveways, railroad sidings, rights of way or roadways adjacent thereto, or in any manner growing out of or connected with the use and occupancy of the Premises or any part thereof by Lessee or any other party during the Term. Subject to Article 9, Lessee accepts and assumes such liability and agrees to protect, indemnify and hold Lessor harmless against any and all such claims, demands, damages, costs, and expenses, including reasonable attorneys’ fees for the defense of such claims and demands arising from the conduct or management of Lessee’s business on the Premises, or its use of the Premises or from any breach on the part of Lessee of any conditions of this Lease, or from any act or negligence of Lessee, its agents, contractors, employees, sublessees, concessionaires, or licensees in or about the Premises. In case of any action or proceeding brought against Lessor by reason of any such claim, Lessee, on notice from Lessor, agrees to defend the action or proceeding. This shall not be construed as in any way limiting Lessee’s obligations under this Lease.

Section 8.5        Additional Insurance.

(a)  Lessee shall not take out separate insurance concurrent in form or contributing, in the event of loss, with that required to be furnished by Lessee pursuant to this Article 8, nor shall Lessee increase the amounts of any then existing increase by securing an additional policy or additional policies, without in either instance including Lessor as an insured party.

(b)  The insurance policies referred to in Sections 8.1 and 8.2 above shall be underwritten by insurance companies with Best’s “A-” rating or better. Lessee shall deliver to Lessor certificates of all insurance policies on or before the first day of the term hereof and thereafter twenty days prior to the expiration of any such policy. At the request of Lessor, Lessee shall also deliver to Lessor receipts evidencing payment of all insurance premiums, which delivery shall be at least ten (10) days prior to the date such premiums are due.

(c)  Lessor and Lessee shall each include in each of its insurance policies a waiver of the insurer’s right of subrogation against the other party during the Term or, if such waiver should be unobtainable or unenforceable, (a) an express agreement that such policy shall not be invalidated if the assured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty or (b) any other form of permission for the release of the other party. Each party hereby releases the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to is property occurring during the Term to the extent to which it is, or is required to be, insured under a policy or policies containing a waiver of subrogation or permission to release liability. Nothing contained in this Section 8.5(c) shall be deemed to relieve either party of any duty imposed elsewhere in this Lease to repair, restore or rebuild or to nullify any abatement of rents provided for elsewhere in this Lease.

ARTICLE 9

INDEMNIFICATION

Section 9.1  Definitions.  For the purposes of this Lease, the following terms shall have the meanings indicated:

“Contemplated Construction and Renovation Activities” means any construction or renovation activities at the Premises conducted on or after commencement of Lessee’s occupancy of the Premises in connection with preparation of the Premises for operation as Lessee’s manufacturing facility, including without limitation the construction or installation of silos; mixers; heating, cooling and production equipment; roads; and a rail spur.

“Environmental Condition” means any condition at, on, under, within, or migrating onto or from the Premises, in each case arising out of any Environmental Matter that results in any Loss.

“Environmental Laws” means any federal, state or local law, statute, ordinance, rule or regulation governing Environmental Matters, including any common law cause of action providing any right or remedy relating to Environmental Matters, and all applicable judicial and administrative decisions, orders, and decrees relating to Environmental Matters.

“Environmental Matter” means any matter arising out of, relating to, or resulting from pollution, contamination, protection of the environment, protection of human health from environmental hazards, protection of health or safety of employees, and any matters relating to emissions, discharges, disseminations, releases or threatened releases, of hazardous materials, substances or wastes into the workplace, air, surface water, groundwater, soil, land surface or subsurface, or real property or otherwise arising out of, relating to, or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, release or threatened release of hazardous materials, substances or wastes.

“Hazardous Substances” means any and all hazardous and toxic substances, wastes or materials, any pollutants, contaminants, or dangerous materials (including, without limitation, polychlorinated biphenyls, friable asbestos, asbestos-containing materials, volatile and semi-volatile organic compounds, oil, petroleum or any by-products or fractions thereof, and any materials which include hazardous constituents or become hazardous, toxic, or dangerous when their composition or state is changed), or any other similar substances or materials which are regulated by or form the basis of liability under, any Environmental Laws.

“Losses” shall mean each and all of the following items to the extent incurred:  claims, losses, liabilities, damages, investigation, monitoring, removal, response and cleanup costs, natural resource damages, judgments, fines, penalties, amounts paid in settlement and reasonable costs and expenses incurred in connection therewith (including, without limitation, interest which is imposed in connection therewith, costs and expenses of suits and proceedings, and reasonable fees and disbursements of counsel).

Section 9.2  Indemnification by Lessor. Lessor shall indemnify and hold harmless Lessee, its respective officers, directors, shareholders, successors and permitted transferees and assigns from and against any and all Losses to the extent relating to (a) implementation, whether by Keyser Properties, Inc. or Keyser Partners, LLC, of any requirements of that certain Consent Order and Agreement, In the matter of Buyer-Seller Agreement re 888 North Keyser Avenue, Scranton, Pennsylvania, by and among the Commonwealth of Pennsylvania Department of Environmental Protection (“PDEP”), Keyser Properties, Inc., and North Keyser Partners, LLC, dated December 27, 2004 (the “PDEP Consent Order”), and any other actions required to demonstrate compliance with the environmental remediation standards established in the Land Recycling and Environmental Remediation Standards Act (“Act 2”), 35 P.S. § § 6026.101 et seq. with respect to any of the conditions of contamination giving rise to the PDEP Consent Order; (b) any other Environmental Condition, whether known or unknown, existing or occurring on or prior to the date hereof (including without limitation any Environmental Condition discovered following the date hereof in connection with any Contemplated Construction and Renovation Activities as to which until eight months following the date hereof there will be a rebuttable presumption that any such Environmental Condition was existing or occurring on or prior to the date hereof); (c) any third-party claims relating to the transportation, use, or disposal of, or arranging for the disposal of, any Hazardous Substances from the Premises at any off-site location (“Off-site Claims”) (i) on or prior to the date hereof or (ii) in connection with any Contemplated Construction and Renovation Activities currently contemplated or initiated within one year of the date of this Lease; and/or (d) any interference with, or delay in, the PDEP Consent Order or any Contemplated Construction and Renovation Activities currently contemplated or initiated within one year of the date of this Lease, including without limitation all damages (excluding lost profits) caused by any interference with, or delay in, any such Contemplated Construction and Renovation Activities resulting from any requirement to obtain any PDEP approvals associated therewith provided that Lessee agrees to undertake commercially reasonable efforts to mitigate damages in connection with completing such construction and renovation activities.

Section 9.3     Environmental Indemnification by Lessee. Lessee shall indemnify and hold harmless Lessor from and against any and all Losses to the extent relating to any Environmental Conditions caused or occurring after the date hereof, including any Off-Site Claims relating thereto; provided, however, that the foregoing excludes (a) any matters indemnified pursuant to Section 9.2 or (b) any Environmental Conditions caused by Lessor, Keyser Properties, Inc. or their employees or agents.

Section 9.4.  Procedures. (a)  The procedures set forth in this Section 9.4 shall govern the indemnification obligations set forth in Article 9 hereof.

(b)           The party bearing the greater proportion of the liability with respect to any matter covered by the indemnifications contained in this Amendment (the “Principal Indemnitor”) shall undertake and exercise control over any environmental investigatory, corrective or remedial action with respect to any claim for indemnification under this Amendment by a party indemnified hereunder (the “Indemnified Party”), including any related negotiations or settlements with governmental authorities or third parties (“Principal Management”); provided, that the Indemnified Party shall be entitled to participate fully in the defense of any such action, including commenting on any submission to any governmental authority and attending any meeting with any third party. No Indemnified Party shall have any right to indemnification hereunder with respect to any environmental investigatory, corrective or remedial action except to the extent such action is required (A) for purposes of compliance with the PDEP Consent Order; or (B) either (i) lawfully required by any governmental authority, or (ii) required by any Environmental Laws and then only to the extent of any such action, approved by the Principal Indemnitor, such approval not to be unreasonably withheld or delayed, reasonably necessary to attain compliance in a cost effective manner with Environmental Laws assuming the same use of the subject property as currently in effect and employing risk based standards and institutional controls, if appropriate and available. Notwithstanding the foregoing, with respect to matters as to which Lessor is the Principal Indemnitor (including without limitation the ongoing investigation and remediation of the Premises under the direction of the PDEP), Lessor and, at Lessor’s option, North Keyser Properties, Inc., shall have the right to exercise Principal Management, which shall include the right to reasonable access to the Premises for purposes of completing environmental investigation and remediation, except that such parties shall, in exercising Principal Management, not unreasonably interfere with any Contemplated Construction and Renovation Activities or Lessee’s ongoing business use of the Premises.

(c)           When any Indemnified Party receives notice of any claims made by third parties or has any other claim for indemnification under this Article 9 (collectively, “Claims”), such Indemnified Party shall give prompt written notice thereof to the other party reasonably indicating (to the extent known) the nature of such Claims, the basis thereof and, if reasonably practicable, the estimated amount of potential Losses associated with such Claim; provided, however, that the failure of such Indemnified Party to give prompt notice as provided herein shall not relieve the other party of any of its obligations hereunder unless and only to the extent that such other party shall have been materially prejudiced thereby.

Section 9.5. Transferability of PDEP Consent Order. Lessor hereby covenants and agrees to use its reasonable best efforts to request that PDEP additionally extend any liability protection conferred on Lessor pursuant to the PDEP Consent Order to Lessee (while maintaining the liability protection already conferred on Lessor) as soon as reasonably practicable.

Section 9.6. Survival. Each of the covenants, agreements, obligations, representations and warranties and indemnities set forth in this Article 9 shall survive the expiration or earlier termination of this Lease; provided, however, that at such time the Option

Agreement is exercised, Sections 9.2(b), (c) and (d) shall expire unless an Claim has been made with respect thereto, in which case such Claim shall survive until resolution.

ARTICLE 10

DAMAGE OR DESTRUCTION OF PREMISES

Section 10.1.     Notice of Lessor. If the Building or the Premises, or any structures or improvements on the Premises, should be damaged or destroyed by fire, flood or other casualty (each a “Casualty”), Lessee shall give immediate written notice of the damage and, as far as known to Lessee, the cause of the damage.

Section 10.2.     Repair by Lessor. Except as provided in this Article 10, in case of damage to the Premises from a Casualty, Lessee, with reasonable dispatch (but Lessee shall not be required to perform the same on an overtime or premium pay basis) after the collection and to the extent of the insurance proceeds so collected which are attributable to such Casualty, shall rebuild and restore the Premises to the condition which existed immediately prior to such Casualty. A Casualty shall not cause an abatement of rent or in any other way affect the respective obligations of Lessor and Lessee hereunder. Notwithstanding the foregoing, if by reason of a Casualty (i) the Premises shall be totally damaged or destroyed, (ii) the Premises shall be so damaged or destroyed that repair or restoration shall require more than 270 days or the expenditure of more than forty percent (40%) of the full insurable value of the Building (which, for purposes of this Section 10.2, shall mean replacement cost less the cost of footings, foundations and other structures below the street and first floors of the Building) immediately prior to the Casualty or (iii) more than fifty percent (50%) of the Building shall be damaged or destroyed (as estimated in any such case by a reputable contractor, architect or engineer designated by Lessee), then in any such case Lessee may terminate this Lease by notice given to Lessor within 180 days after the Casualty. If the holder of any Mortgage on the Premises shall have the right to apply the insurance proceeds which would otherwise be payable for restoration of the Premises on account of the Mortgage debt and does in fact so apply such proceeds, then Lessor may, at its option, either (i) make available to Lessee funds equivalent to such insurance proceeds or (ii) terminate this Lease by written notice given to Lessee within 30 days after the aforesaid Mortgage debt has been satisfied, and in any event no later than 90 days after the Casualty. If Lessor shall elect to terminate this Lease pursuant to this Section 10.2, then such termination shall be effective as of the last day of the calendar month in which such termination notice is given.

ARTICLE 11

CONDEMNATION

Section 11.1.  Notice of Condemnation. In the event the Premises or any part thereof shall be condemned and taken for a public or a quasi-public use, Lessee will promptly give written notice thereof to Lessor generally describing the nature and extent of such condemnation or taking or the nature of such proceedings and negotiations and the nature and extent of the taking which might result therefrom, as they case may be. Any award made to compensate either Lessor or Lessee for its damage or loss shall be deposited with Lessor, or with any holder of a Mortgage encumbering the Premises, if required by said holder.

Section 11.2.     Partial Condemnation. In the event that a portion of the Premises, but less than the entire Premises, is taken or condemned by eminent domain as aforesaid, Lessor shall have the right, at its option, to require Lessee to make such repairs as are necessary to restore the Premises as nearly as possible to the condition they were in immediately prior to the taking, but only if and to the extent that Lessor shall make available to Lessee the net proceeds of the condemnation award (which shall be the total award less the sum of (i) any costs or expenses incurred by Lessor in collecting the award and (ii) so much of the award as may be allocated to land value) on the same terms and conditions as contained in hereof with respect to restoration or repair of the Premises in the event of damage by fire or other casualty.

If the Building cannot be restored to a complete architectural unit, or if the taking is so extensive that the Building would not, after restoration, be suitable for its present use as an industrial facility, the taking shall be considered total and Section 11.3 below will apply. If the holder of any Mortgage on the Premises shall apply the award to the principal balance of such Mortgage, Lessor shall make the election provided in Section 11.3(c) below.

Section 11.3.     Abatement of Rent. In the event of a partial taking rent shall abate equitably in proportion to the area of the Premises condemned as of the day on which the condemning authority shall take possession of the condemned property.

(a)  In the event the entire Premises are taken or condemned by any public or quasi-public authority exercising the right of eminent domain, this Lease shall terminate as of the date of condemning authority takes possession of the Premises, with the same force and effect as though such date were the date fixed herein for expiration of the term. The entire amount of any award for such taking shall belong to Lessor except for moving and business interruption expenses, if any, awarded directly to Lessee, and Lessee hereby waives any other right he may have to any portion of such award.

(b)  If the condemning authority should take only the right to possession for a fixed period of time or for the duration of an emergency or other temporary condition, then, notwithstanding anything hereinabove provided, this Lease shall continue in full force and effect without any abatement of rent, and the amounts payable by condemning authority with respect to any period of time prior to the expiration or sooner termination of this Lease shall be paid by Lessor to Lessee out of the amount of the award and the condemning authority shall be considered a subtenant of Lessee.

(c)  If Lessor and Lessee are unable to agree as to whether any taking is so substantial as to constitute a total taking for purposes of this Lease, or as to the amount of abatement of rent after a partial taking, the matter shall be submitted to arbitration in Lackawanna County, Pennsylvania in accordance with the rules of the American Arbitration Association then in force and the decision of the arbitrator shall be final and binding on both parties.

(d)  In the event of a partial taking, if and to the extent the condemnation award exceeds the cost of reconstruction (as in the case of a road widening which requires no reconstruction) such excess shall belong to Lessor.

ARTICLE 12

DEFAULT

Section 12.1.     Events of Default. The following events or any one or more of them shall be an event of default (each, an “Event of Default”) under this Lease:

(a)  Lessee shall fail to pay any Fixed Rent or Additional Rent within thirty (30) days after written notice from Lessor that the same is due and payable; or

(b)  Lessee shall fail to perform or comply with any of the other terms, covenants, agreements or conditions hereof and such failure shall continue for more than thirty (30) days after written notice thereof from Lessor, provided if the default cannot be cured within thirty (30) days, Lessee shall not be considered in default if Lessee shall, within such period, have commenced with due diligence and dispatch to cure such default, and shall thereafter complete with due diligence the curing of such default; or

(c)  Lessee shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file a petition seeking any reorganization, arrangements, composition readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or not contesting the material allegations of a petition against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Lessee or any material part of its properties; or

(d)  If within 60 days after the commencement of any proceeding against Lessee seeking any reorganization, arrangement, composition, readjustment, liquidation or dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within 60 days after the appointment without the consent or acquiescence of Lessee, if any trustee, receiver or liquidator of Lessee, or of any material part of its properties, such appointment shall not have been vacated.

Section 12.2.     Remedies. In the event of any Event of Default, (regardless of the pendency of any proceeding which has or might have the effect of preventing Lessee from complying with the terms of this Lease), Lessor at any time thereafter may exercise any one or more of the following remedies:

(a)  Lessor may terminate this Lease, without any right by Lessee to reinstate its rights by payment of rent due or other performance of the terms and conditions hereof. Upon such termination Lessee shall immediately surrender possession of the Premises to Lessor.

(b)  With or without terminating this Lease, as Lessor may elect, Lessor may re-enter and repossess the Premises, or any part thereof, and lease them to any other person or entity upon such terms as Lessor shall deem reasonable, for a term within or beyond the Term of this Lease; provided, that any such reletting prior to termination shall be for the account of Lessee, and Lessee shall remain liable for (a) all Fixed Rent, Additional Rent and other sums which would be payable under this Lease by Lessee in the absence of such expiration, termination or repossession, less (b) the net proceeds, if any, of any reletting (including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees and expenses, employees’ expenses, reasonable alteration costs, and expenses of preparation for such reletting). If the Premises are at the time of the Event of Default sublet or leased by Lessee to other tenants, Lessor may, as Lessee’s agent, collect rents due from any subtenant or other tenant and apply such rents to the rent and other amounts due hereunder without in any way affecting Lessee’s obligation to Lessor hereunder. Such agency, being given for security, is hereby declared to be irrevocable.

(c)  Lessor may declare the Fixed Rent and all Additional Rent for the entire balance of the then current term immediately due and payable, together with all other charges, payments, costs, and expenses payable by Lessee as though such amounts were payable in advance on the date the event of default occurred.

No expiration or termination of this Lease pursuant to this Section 12.2 or by operation of law or otherwise (except as expressly provided herein), and no repossession of the Premises or any part thereof pursuant to Section 12.2 or otherwise shall relieve Lessee of its liabilities and obligations hereunder, all of which shall survive such expiration, termination or repossession, and Lessor may, at its option, sue for and collect rent and other charges due hereunder at any time and from time to time as and when such charges accrue.

Section 12.3.     Interest. Any Fixed Rent or Additional Rent due to Lessor from Lessee overdue for a period of more than thirty (30) days shall bear interest at the rate of Wall Street Journal prime plus 5% per annum until unpaid.

Section 12.4.     No Waiver. No waiver by Lessor of any breach of Lessee of any of its obligations, agreements or covenants hereunder shall be a waiver of any subsequent breach or of any other obligation, agreement or covenant, nor shall any forbearance by Lessor to seek a remedy for any breach by Lessee be a waiver by Lessor of its rights and remedies with respect to such or any subsequent breach.

Section 12.5      Removal of Property. Upon a default by Lessee pursuant to Section 12.1, with respect to any portion of the Premises which is vacant or which is physically occupied by Lessee, Lessor may remove all persons and property therefrom, and store such property in a public warehouse or elsewhere at the cost of and for the account of Lessee, without service of notice or resort to legal process (all of which Lessee expressly waives) and without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby. Lessor shall have a lien for the payment of all sums agreed to be paid by Lessee herein upon all Lessee’s property, which lien is to be in addition to any Lessor’s lien now or hereafter provided by law.

Section 12.6.     Waiver of Jury Trial. The parties hereby waive trial by jury in any action, proceeding, or counterclaim brought by either of them against the other on any matters arising out of or in any way connected with this Lease, the relationship of Lessor and Lessee, Lessee’s use or occupancy of the Premises, and/or any claim or injury or damage. In the event Lessor commences any proceedings for non-payment of Fixed Rent or Additional Rent, Lessee will not interpose any counterclaim of any nature or description in any such proceedings. This shall not be construed, however, as a waive of Lessee’s right to assert any such claims in any separate action brought by Lessee.

Section 12.7.     Redemption. Lessee hereby expressly waives any and all rights of redemption granted by or under any present of future law in the event this Lease is terminated or Lessee is evicted or dispossessed by reason of violation of Lessee by any of the provisions of this Lease.

Section 12.8.     Injunctive Relief. In the event of breach or threatened breach by Lessee of any provision of this Lease, Lessor shall have the right of injunction as if other remedies were not provided for herein.

Section 12.9.     Remedies Cumulative. No right or remedy herein conferred upon or reserved to Lessor is intended to be exclusive of any other right or remedy herein or by law provided, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.

Section 12.10.   Performance by Lessor. If Lessee shall default in the performance of any covenant required to be performed by it under this Lease, Lessor may perform the same for the account and at the expense of Lessee, after first giving notice to Lessee of its intention to do so. If Lessor at any time is compelled to pay, or elects to pay, any sum of money, by reason of the failure of Lessee to comply with any provisions hereof, or if Lessor is compelled to incur any expense, including reasonable counsel fees, in instituting, prosecuting or defending against any action or proceeding instituted by reason of any default of Lessee hereunder, the amount of such payments or expenses shall be paid by Lessee to Lessor as additional rent on the next day following such payment or the incurring of such expense upon which a regular monthly rental payment is due.

THE FOLLOWING PARAGRAPHS SET FORTH WARRANTS OF AUTHORITY FOR AN ATTORNEY TO CONFESS JUDGMENT AGAINST LESSEE. IN GRANTING THIS RIGHT TO CONFESS JUDGMENT AGAINST LESSEE, LESSEE HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, AND, ON THE ADVISE OF THE SEPARATE COUNSEL OF LESSEE, UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS LESSEE HAD OR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNTIED STATE AND THE COMMONWEALTH OF PENNSYLVANIA.

Section 12.10.   LESSEE HEREBY EMPOWERS ANY PROTHONOTARY OR ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR LESSEE IN ANY AND ALL ACTIONS WHICH MAY BE BROUGHT FOR RENT AND/OR THE CHARGES, PAYMENTS, COSTS AND EXPENSES HEREIN RESERVED AS RENT, OR HEREIN AGREED TO BE PAID BY LESSEE AND/OR TO SIGN FOR LESSEE AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN AMICABLE ACTION OR ACTIONS FOR THE RECOVERY OF SUCH RENT OR OTHER CHARGES OF EXPENSES, AND IN SAID SUITS OR IN SAID AMICABLE ACTION OR ACTIONS TO CONFESS JUDGMENT AGAINST LESSEE FOR ALL OR ANY PART OF THE RENT SPECIFIED IN THIS LEASE

AND THEN DUE AND UNPAID, AND OTHER CHARGES, PAYMENTS, COSTS AND EXPENSES RESERVED AS RENT OR AGREED TO BE PAID BY LESSEE AND THEN DUE AND UNPAID, AND FOR INTEREST AND COSTS TOGETHER WITH A REASONABLE ATTORNEY’S COMMISSION. SUCH AUTHORITY SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF, BUT JUDGMENT MAY BE CONFESSED AS AFORESAID FROM TIME TO TIME AS OFTEN AS ANY OF SAID RENT AND/OR OTHER CHARGES RESERVED AS RENT OR AGREED TO BE PAID BY LESSEE SHALL FALL DUE OR BE IN ARREARS.

Section 12.11.  UPON THE EXPIRATION OF THE THEN CURRENT TERM OF THIS LEASE OR THE EARLIER TERMINATION OR SURRENDER HEREOF AS PROVIDED IN THIS LEASE, IT SHALL BE LAWFUL FOR ANY ATTORNEY TO APPEAR AS ATTORNEY FOR LESSEE AS WELL AS FOR ALL PERSONS CLAIMING BY, THROUGH OR UNDER LESSEE AND TO SIGN AN AGREEMENT FOR ENTERING IN NAY COMPETENT COURT AN AMICABLE ACTION IN EJECTMENT AGAINST LESSEE AND ALL PERSON CLAIMING BY, THROUGH OR UNDER LESSEE AND THEREIN CONFESS JUDGMENT FOR THE RECOVERY BY LESSOR OR POSSESSION OF THE HEREIN PREMISES, FOR WHICH THIS LEASE SHALL BE ITS SUFFICIENT WARRANT, WHEREUPON, IF LESSOR SO DESIRES, A WRIT OF POSSESSION OR OTHER APPROPRIATE WRIT UNDER THE RULES OF CIVIL PROCEDURE THEN IN EFFECT MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDING; PROVIDED HOWEVER, IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED, THE SAME SHALL BE DETERMINED AND THE POSSESSION OF THE PREMISE HEREBY DEMISED REMAIN IN OR BE RESTORED TO LESSEE, LESSOR SHALL HAVE THE RIGHT FOR THE SAME DEFAULT AND UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON THE TERMINATION OF THIS LEASE UNDER ANY OF THE TERMS OF THIS LEASE TO BRING ONE OR MORE FURTHER AMICABLE ACTION OR ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE SAID PREMISES AND CONFESS JUDGMENT FOR THE RECOVERY OF POSSESSION OF THE PREMISES AS HEREINABOVE PROVIDED.

Section 12.12.  IN ANY AMICABLE ACTION OF EJECTMENT AND/OR FOR RENT IN ARREARS, LESSOR SHALL FIRST CAUSE TO BE FILED IN SUCH ACTION AN AFFIDAVIT MADE BY IT OR SOMEONE, ACTING FOR IT, SETTING FORTH THE FACTS NECESSARY TO AUTHORIZE THE ENTRY OF JUDGMENT, AND, IF A TRUE COPY OF THIS LEASE (AND OF THE TRUTH OF THE COPY OF SUCH AFFIDAVIT SHALL BE SUFFICIENT EVIDENCE) BE FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY, ANY RULE OF COURT, CUSTOM OR PRACTICE TO THE CONTRARY NOTWITHSTANDING. LESSEE HEREBY RELEASES TO LESSOR AND TO ANY AND ALL ATTORNEYS WHO MAY APPEAR FOR LESSEE ALL ERRORS IN SAID PROCEEDINGS AND ALL LIABILITY THEREOF. IF PROCEEDINGS SHALL BE COMMENCED BY LESSOR TO RECOVERY POSSESSION UNDER THE ACTS OF ASSEMBLY AND RULES OF CIVIL PROCEDURE, EITHER AT THE END OF THE TERM OR EARLIER TERMINATION OF THIS LEASE, OR FOR NON-PAYMENT OF RENT OR ANY OTHER REASON, LESSEE SPECIFICALLY WAIVES THE RIGHT TO THE 3 MONTHS’ NOTICE AND TO THE 15 OR 30 DAYS’ NOTICE REQUIRED BY THE LESSOR AND LESSEE ACT OF 1951, AND AGREES THAT 5 DAYS’ NOTICE SHALL BE SUFFICIENT IN EITHER OR ANY SUCH CASE.

ARTICLE 13

INSPECTION BY LESSOR

Section 13.1.     Entry by Lessor. Lessee shall permit Lessor and Lessor’s agents, representatives, and employees to enter the Premises at all reasonable times for the purpose of inspection, repair or any other purpose necessary to protect Lessor’s interest in the Premises or to perform Lessor’s duties under this Lease.

ARTICLE 14

ASSIGNMENT AND SUBLEASE

Section 14.1      Assignment and Subletting by Lessee. Lessee shall not assign this Lease or sublet the Premises or any part thereof without Lessor’s prior written consent, which consent Lessor agrees not to unreasonably withhold or delay; provided, however, that Lessee may, without Lessor’s consent assign this Lease or sublet the Premises or any part thereof to any affiliate of Lessee. Lessor hereby consents to Lessee subletting up to fifteen thousand (15,000) square feet of space in the Building to Mestek, Inc. for use as a laboratory and/or test facility.

Section 14.2.     Assignment by Lessor. Prior to January 2, 2009, Lessor shall not assign or transfer any or all of its interests under this Lease without Lessee’s prior written consent, which consent Lessee agrees not to unreasonably withhold or delay. On or after January 2, 2009, Lessor may assign or transfer any or all of its interest under this Lease without Lessee’s prior consent; provided that Lessor may not assign or transfer any or all of its interests under this Lease to a competitor of Lessee, Compression Polymers Corp., or CPCapitol Acquisition Corp. or any of their affiliates.

ARTICLE 15

SUBORDINATION

Section 15.1.     Subordination. This Lease shall be subject and subordinate to any mortgage or deed of trust which may now or hereafter be an encumbrance on the Premises and to all renewals, modifications, consolidations, replacements, extensions or refinancing thereof (collectively, a “Mortgage”).

Section 15.2.     Nondisturbance. Notwithstanding any provision contained in this Lease to the contrary, Lessor shall cause the holder of any Mortgage (including the holder of any existing Mortgage), as a condition precedent to the subordination of this Lease to the Mortgage in question, to execute, acknowledge and deliver to Lessee a nondisturbance agreement on such mortgagee’s standard form and in recordable form (which Lessee shall promptly execute and deliver to the mortgagee), a non-disturbance and attornment agreement substantially to the effect that so long as Lessee is not in default hereunder beyond any applicable notice and grace periods, (i) this Lease will not be terminated or cut off nor shall Lessee’s possession hereunder be disturbed by enforcement of any rights given to such mortgagee pursuant to such Mortgage, and (ii) such mortgagee shall recognize Lessee as the tenant under this Lease.

ARTICLE 16

MISCELLANEOUS PROVISIONS

Section 16.1. Notices. All notices required under this Lease shall be effective given only if by certified mail, registered mail, or nationally recognized overnight courier service, addressed to the proper party, at the following address:

Lessor:
North Keyser Partners, LLC
801 East Cory Street
Moosic, Pennsylvania 18507
ATTN:  Managing Member

Lessee:
Vycom Corp.
801 East Cory Street
Moosic, Pennsylvania 18507
ATTN: CEO

Section 16.2.     Parties Bound. This Lease shall be binding on, and inure to the benefit of, the parties to this Lease and their respective heirs, executors, administrators, legal representatives, successors, and assigns when permitted by this Lease.

Section 16.3.     Governing Law. This Lease shall be governed by and construed under the laws of the Commonwealth of Pennsylvania.

Section 16.4.     Legal Construction. In the event any one or more of the provisions contained in this Lease shall for any reason be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Lease, and this Lease shall be construed as if the invalid, illegal, or unenforceable provision had never been included in this Lease.

Section 16.5. Prior Agreements Superseded. This Lease constitutes the only agreement between Lessor and Lessee and supersedes any prior understandings or written or oral agreements between the parties with respect to the subject matter of this Lease, including the Original Lease.

Section 16.6.     Amendment. No amendment, modification, or alteration of the terms of this Lease shall be binding unless it is in writing, dated subsequent to the date of this Lease, and duly execute by Lessor and Lessee.

Section 16.7.     Attorneys’ Fees and Costs. In the event that at any time during the term of this Lease either Lessor or Lessee shall institute any action or proceeding against the other relating to the provisions of this Lease or any default of this Lease, then the unsuccessful party shall reimburse the successful party for reasonable attorneys’ fees and expenses incurred to enforce the Lease.

Section 16.8.     Unavoidable Delay. Neither Lessor nor Lessee shall be required to perform any term, condition, or covenant in this Lease so long as such performance is hindered or prevented by unavoidable delays. For purposes of this Section, unavoidable delays shall mean natural disasters; strikes, lockouts, or labor disputes; governmental regulations, restrictions, or controls; enemy or hostile government actions; civil riots; fire, floods, or nuclear accident; or any other cause not reasonably in the control of Lessor or Lessee and that by the exercise of due diligence Lessor or Lessee is unable to overcome.

Section 16.9.     Time of Essence. Time is and shall be of the essence of this Lease and all its provisions.

Section 16.10.   Quiet Enjoyment. Lessor covenants and agrees with Lessee that upon payment by Lessee of the Fixed Rent and Additional Rent hereunder and upon the observance and performance of all of the terms, covenants and conditions on Lessee’s part to be observed and performed, Lessee may peaceably and quietly enjoy the Premises, free of all claims from Lessor but subject, nevertheless, to the terms and conditions of this Lease.

Section 16.11.   Relationship of Parties. The relationship between the parties hereto shall be that of Lessor and Lessee and nothing contained herein shall be construed to change or modify that relationship so as to make Lessor and Lessee partners, joint ventures or debtor and creditor.

Section 16.12.   Net Lease. The parties intend this to be a “net-net-net” Lease pursuant to which the rent payable hereunder shall be an absolutely net return to Lessor for the Term of this Lease, undiminished by the Taxes, or any of them or any part thereof, or any other carrying charges, maintenance charges or any other charges of any kind or nature whatsoever except any Mortgage now or hereafter placed upon the Premises by Lessor, and Lessor shall not be required to perform any services or furnish any utilities of any kind or nature whatsoever.

Section 16.13.   Requirements of Public Authorities. Lessee will promptly and faithfully comply with, conform to, and obey all present and future laws, ordinances, rules, regulations and requirements of every duly constituted governmental authority or agency having jurisdiction over Lessee and/or the Premises or any part thereof, and of every Board of Underwriters having jurisdiction thereof.

Section 16.14.   Estoppel Certificate. Lessee agrees to execute and deliver to any prospective mortgagee or purchaser of the Premises, within ten (10) days following request therefor, an “estoppel certificate” stating the amount of rent due from Lessee hereunder, that this Lease remains in full force and effect without modification, and that Lessee has no set-offs against rent; or, if this Lease has been modified, or if Lessee has any set-off against rent, the exact nature of the modification and the precise amount of set-off.

Section 16.15.   Brokers. Each of Lessor and Lessee warrant that it has had no dealings with any broker, agent or any other person in connection with the negotiation or execution of this Lease. Each of Lessor and Lessee agree to indemnify and hold harmless the other from and against any and all cost, expense, or liability for commissions or other compensation and charges claimed by any broker or agent with respect to this Lease on account of the acts of the indemnifying party.

Section 16.16.   Number and Gender. For purposes of this Lease, the singular shall include the plural and the plural shall include the singular, and the masculine shall include the feminine and the neuter, as the context may require.

Section 16.17.   Captions. The captions contained herein are for the convenience of the parties only. They do not in any way modify, amplify, alter or give full notice of the provisions hereof.

Section 16.18.   Memorandum of Lease. Upon the execution and delivery of this Lease, the parties hereto shall execute, acknowledge and deliver a Memorandum of Lease, in recordable form, the form and substance of which shall conform to applicable laws, but may contain such other provisions of this Lease or the substance hereof, as either Party may reasonably require. The foregoing shall also apply with respect to each modification of this Lease.

Section 16.19.   Reasonableness. Unless expressly stated herein, in all instances where Lessor and Lessee’s consent, permission, or approval is required, the same shall not be unreasonably withheld, conditioned or delayed.

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the day first written above.

LESSOR		LESSEE:

NORTH KEYSER PARTNERS, LLC		VYCOM CORP.

By:	/s/ JAMES KEISLING	By:	/s/ JAMES KEISLING

EXHIBIT A

PREMISES

All that certain lot, piece or parcel of land situate in the 21st Ward of the City of Scranton, County of Lackawanna and State of Pennsylvania, bounded and described as follows:

Beginning at a point located on the southeasterly right-of-way line of Legislative Route 35013, also known as North Keyser Avenue, said corner also being common to lands herein described and lands conveyed by Scranton Lackawanna Industrial Building Company to Redevelopment Authority of the City of Scranton, by Deed dated May 5, 1996, recorded in Lackawanna County in Deed Book 622, Page 378;

Thence along the southeasterly right-of-way line of North Keyser Avenue the following three courses and distances: (1) N. 45o 06’ E., 13.3 feet; (2) N. 44o 54’ W., 5.0 feet; and (3) N. 45 o 06’ E., 1722.0 feet to a corner in the northerly line of Benjamin Tripp Tract and lands of the Glen Alden Coal Co;

Thence along said northerly line of said Tripp Tract and lands now or formerly of the Glen Alden Coal Co., S. 50 o 01’E., 524.5 feet to a corner in line of lands now or formerly of the Delaware, Lackawanna and Western Railroad Co., Keyser Valley Shop Grounds;

Thence along said line of said Railroad South 26 o 00’ W., 821.12 feet to a corner;

Thence still along said Railroad Line S. 57 o 27’ W., 1060.25 feet to a corner of lands of the Redevelopment Authority of the City of Scranton;

Thence along said Authority line the following two courses and distances: (1) N. 48 o 47’ W., 369.0 feet; and (2) N. 29 o 21’ W., 199.67 feet to the place of beginning.

Containing 27.27 acres of land, more or less, as shown on Drawing D-15-81 by John R. Hennemuth & Associates, Inc., dated June 9, 1981.